Exhibit 10.6

GFL ENVIRONMENTAL INC.

DIRECTOR DSU PLAN

GFL ENVIRONMENTAL INC.

DIRECTOR DSU PLAN

The purpose of the Plan is to allow non-employee directors to participate in the long-term success of GFL Environmental Inc. (the “Company”) and to promote a greater alignment of interests between non-employee directors and Shareholders.

ARTICLE 1 — DEFINITIONS

Section 1.1                                   Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

“Account” means an account maintained for each Participant on the books of the Company, which will be credited with DSUs in accordance with the terms of the Plan;

“Affiliate” has the meaning given to this term in the Securities Act (Ontario), as such legislation may be amended, supplemented or replaced from time to time;

“Applicable Laws” means all laws, regulations, rules, policies, orders of governmental or regulatory authorities, including the requirements of the TSX and any other stock or securities exchange upon which the Shares are listed or quoted;

“Black-out Period” means the period of time required by applicable law when, pursuant to any policies or determinations of the Company, securities of the Company may not be traded by Insiders or other specified persons;

“Board” means the board of directors of the Company as constituted from time to time;

“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Toronto, Ontario, Canada for the transaction of banking business;

“Cash Equivalent” means the amount of money equal to the Market Value multiplied by the number of DSUs in the Participant’s Account being settled, net of any applicable taxes in accordance with Section 8.5, on the Termination Date;

“Change of Control” has the meaning set forth in the omnibus long-term incentive plan of the Company dated •, 2019, as amended from time to time;

“Company” means GFL Environmental Inc., a Company existing under the Business Corporations Act (Ontario);

“Dividend Share Units” has the meaning ascribed to such term in Section 3.2(1) hereof;

“DSU” means a deferred share unit, which is a bookkeeping entry equivalent in value to a Share credited to a Participant’s Account in accordance with Article 3hereof;

“DSU Agreement” means a written notice from the Company to a Participant evidencing the grant of DSUs and the terms and conditions thereof, in such form as the Board may approve from time to time;

“Eligible Participant” means a non-employee director of the Board (for so long as such Person holds any such position);

“Market Value” means at any date when the market value of Shares is to be determined, the closing price of the Shares on the trading day prior to such date on the TSX, or any other stock exchange as selected by the Board for these purposes, or if the Shares of the Company are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code or Canadian tax law;

“Participant” means an Eligible Participant to whom DSUs have been credited in accordance with the Plan and the applicable DSU Agreement;

“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

“Plan” means this Director DSU Plan, as amended and restated from time to time;

“Share Compensation Arrangement” means a stock option, stock option plan, deferred share unit plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more directors, officers, employees or consultants of the Company or a subsidiary. For greater certainty, a “Share Compensation Arrangement” does not include a security based compensation arrangement used as an inducement to person(s) or company(ies) not previously employed by and not previously an Insider of the Company;

“Shareholder” means a registered or beneficial holder of Shares (as applicable);

“Shares” means the subordinate voting shares in the capital of the Company;

“Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time;

“Termination Date” means, subject to Section 4.7, the date on which a Participant ceases to be an Eligible Participant (and does not, at that time, become an employee of the Company) as a result of the termination (with or without cause) of his or her membership on the Board for any reason, in each such cases including by death, disability, retirement or resignation. For the purposes of the Plan, a Participant’s Board membership, as applicable, shall be considered to have terminated effective on the last day of the Participant’s actual and active Board membership whether such day is selected by agreement with the individual, unilaterally by the Company and whether with or without advance notice to the Participant; and

“TSX” means the Toronto Stock Exchange.

ARTICLE 2 — PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF DSUs

Section 2.1                                   Purpose of the Plan.

The purpose of the Plan is to allow non-employee directors to participate in the long-term success of the Company and to promote a greater alignment of interests between non-employee directors and Shareholders.

Section 2.2                                   Implementation and Administration of the Plan.

(1)                                 The Plan shall be administered and interpreted by the Board or, if the Board by resolution so decides, by the Company’s Nomination, Governance and Compensation Committee or an equivalent compensation committee of the Board (the “NGC Committee”). If the NGC Committee

is appointed for this purpose, all references to the term “Board” will be deemed to be references to the NGC Committee, except as may otherwise be determined by the Board.

(2)                                 Subject to the terms and conditions set forth in the Plan, the Board shall have the sole and absolute discretion to: (i) designate Participants; (ii) determine the type, size, and terms, and conditions of DSUs to be granted; (iii) determine the method by which the DSUs may be settled, exercised, canceled, forfeited, or suspended; (iv) determine the circumstances under which the delivery of cash, property, or other amounts payable with respect to a DSU may be deferred either automatically or at the Participant’s or the Board’s election; (v) interpret and administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the Plan and any DSU granted under the Plan; (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Board shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting, delivery, or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, DSUs; and (viii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan or to comply with any applicable law.

(3)                                 No member of the Board will be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan, any DSU Agreement or other document or any DSUs granted pursuant to the Plan.

(4)                                 The day-to-day administration of the Plan may be delegated to such officers and employees of the Company as the Board determines.

(5)                                 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any DSU or any documents evidencing any DSU granted pursuant to the Plan shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding upon all persons or entities, including, without limitation, the Company, any Subsidiary, any Participant, any holder or beneficiary of any DSU, and any Shareholder.

Section 2.3                                   Shares Subject to the Plan.

(1)                                 Subject to adjustment pursuant to provisions of Article 5 and Article 6 hereof, the total number of Shares reserved and available for grant and issuance under the Plan or pursuant to awards under any other proposed or established Share Compensation Arrangement shall not exceed ten percent (10%) of the total issued and outstanding Shares and multiple voting shares in the capital of the Company from time to time or such other number as may be approved by applicable stock exchange(s) and the shareholders of the Company from time to time.

(2)                                 For greater certainty, any issuance from treasury by the Company that is or was issued in reliance upon an exemption under applicable stock exchange rules applicable to security based compensation arrangements used as an inducement to person(s) or company(ies) not previously employed by and not previously an insider of the Company shall not be included in determining the maximum Shares reserved and available for grant and issuance under Section 2.3(1).

(3)                                 Shares in respect of which an award is exercised, granted under the Plan (or any other Share Compensation Arrangement) but not exercised prior to the termination of such award, not vested or settled prior to the termination of such award due to the expiration, termination, cancellation or lapse of such award, or settled in cash in lieu of settlement in Shares, shall, in each case, be available for awards to be granted thereafter pursuant to the provisions of the Plan. All Shares issued from treasury pursuant to the exercise or the vesting of the awards granted under the Plan shall be so issued as fully paid and non-assessable Shares.

ARTICLE 3 — AWARD OF DSUs

Section 3.1                                   Nature of DSUs.

A DSU is a unit granted to Eligible Participants representing the right to receive a Share or the Cash Equivalent, subject to restrictions and conditions as the Board may determine at the time of grant. Conditions shall be based on continuing service as a non-employee director and may include achievement of pre-established vesting and objectives.

Section 3.2                                   Election to Participate.

(1)                                 Subject to the Company’s director compensation policy determined by the Board from time to time, each Participant may elect to receive all or a portion his or her annual retainer fee in the form of a grant of DSUs in each fiscal year.  The number of DSUs shall be calculated as the amount of the Participant’s annual retainer fee elected to be paid by way of DSUs divided by the Market Value.  At the discretion of the Board, fractional DSUs will not be issued and any fractional entitlements will be rounded down to the nearest whole number.

(2)                                 Each DSU must be confirmed by a DSU Agreement that sets forth the terms, conditions and limitations for each DSU and may include, without limitation, the vesting and terms of the DSUs and the provisions applicable in the event membership on the Board terminates, and shall contain such terms that may be considered necessary in order that the DSU will comply with any provisions respecting DSUs in the income tax or other laws in force in any country or jurisdiction of which the Participant may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Company.

(3)                                 Any DSUs that are awarded to a Participant who is a resident of Canada or employed in Canada (each for purposes of the Tax Act) shall be structured so as to be considered to be a plan described in section 7 of the Tax Act or to meet requirements of paragraph 6801(d) of the Income Tax Regulations adopted under the Tax Act (or any successor to such provisions).

(4)                                 Subject to vesting and other conditions and provisions set forth herein and in the DSU Agreement, the Board shall determine whether each DSU awarded to a Participant shall entitle the Participant: (i) to receive one Share; (ii) to receive the Cash Equivalent of one Share; or (iii) to elect to receive either one Share from treasury, the Cash Equivalent of one Share or a combination of cash and Shares.

Section 3.3                                   Redemption of DSUs.

(1)                                 Subject to Section 3.3(2), each Participant shall be entitled to redeem his or her DSUs during the period commencing on the Business Day immediately following the Termination Date and ending on the date that is not later than December 15 of the year following the Termination Date, or a shorter such redemption period set out in the relevant DSU Agreement, by providing a written notice of settlement to the Company setting out the number of DSUs to be settled and the particulars regarding the registration of the Shares issuable upon settlement, if applicable (the “DSU Redemption Notice”). In the event of the death of a Participant, the Notice of Redemption shall be filed by the administrator or liquidator of the estate of the Participant.

(2)                                 If a DSU Redemption Notice is not received by the Company on or before the 90th day following the Termination Date, the Participant shall be deemed to have delivered a DSU Redemption Notice on the 90th day following the Termination Date and the Board shall determine the number of DSUs to be settled by way of Shares, the Cash Equivalent or a combination of Shares and the Cash Equivalent and delivered to the Participant, administrator or liquidator of the estate of the Participant, as applicable.

(3)                                 Subject to Section 8.5 and the DSU Agreement, settlement of DSUs shall take place promptly following the Company’s receipt or deemed receipt of the DSU Redemption Notice through:

(a)                                 in the case of settlement DSUs for their Cash Equivalent, delivery of bank draft, certified cheque or other acceptable form of payment to the Participant representing the Cash Equivalent;

(b)                                 in the case of settlement of DSUs for Shares, delivery of a Share to the Participant; or

(c)                                  in the case of settlement of DSUs for a combination of Shares and the Cash Equivalent, a combination of (a) and (b) above.

Section 3.4                                   Grant of Dividend.

When dividends (other than stock dividends) are paid on Shares, the Participant shall receive additional DSUs (“Dividend Share Units”) as of the dividend payment date. The number of Dividend Share Units to be granted to the Participant shall be determined by multiplying the aggregate number of DSUs, held by the Participant on the relevant record date, by the amount of the dividend paid by the Company on each Share, and dividing the result by the Market Value on the dividend payment date, which Dividend Share Units shall be in the form of DSUs. Dividend Share Units granted to a Participant in accordance with this section shall be subject to the same vesting conditions applicable to the related DSUs in accordance with the DSU Agreement.

ARTICLE 4 — GENERAL CONDITIONS

Section 4.1                                   Certificates and Records.

Certificates need not be issued with respect to DSUs. The Company will maintain records showing the number of DSUs credited to each Participant’s Account under the Plan.

Section 4.2                                   DSUs Not Considered Shares.

Under no circumstances will DSUs be considered Shares, nor entitle any Participant to the exercise of voting rights, the receipt of distributions, or the exercise of any other rights attaching to ownership of Shares.

Section 4.3                                   Black-out Periods.

Notwithstanding any other provision of the Plan, where a Participant’s Termination Date occurs during a Black-out Period, such Participant shall not be entitled to sell or otherwise dispose of Shares until as soon as practicable following the end of the Black-out Period.

Section 4.4                                   Conformity to Plan.

In the event that a DSU is granted or a DSU Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant DSUs on terms different from those set out in the Plan, the DSU or the grant of such DSU shall not be in any way void or invalidated, but the DSU so granted will be adjusted to become, in all respects, in conformity with the Plan. In the event of conflicting provisions contained within any applicable DSU Agreement, the Board shall have sole discretion to determine the prevailing provision and interpretation thereof.

Section 4.5                                   Non-Transferability.

Except as set forth herein, DSUs are not transferable. The Participant’s rights with respect to a DSU, if any, may be exercised only by:

(a)                                 the Participant to whom the DSUs were granted;

(b)                                 with the Board’s prior written approval and subject to such conditions as the Board may stipulate, such Participant’s family or retirement savings trust or any registered retirement savings plans or registered retirement income funds of which the Participant is and remains the annuitant;

(c)                                  upon the Participant’s death, by the legal representative of the Participant’s estate; or

(d)                                 upon the Participant’s incapacity, the legal representative having authority to deal with the property of the Participant;

provided that any such legal representative shall first deliver evidence satisfactory to the Company of entitlement to exercise any DSU. A person exercising a DSU may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

Section 4.6                                   For Cause Termination.

The Board may, in its sole discretion, cancel a portion or all of a Participant’s DSUs immediately prior to a Participant ceasing to be an Eligible Participant, as a result of termination for cause of his or her membership on the Board. For certainty, any such DSUs cancelled by the Board in connection with a termination for cause shall be of no value whatsoever, shall be removed from the Participant’s Account and shall not vest.

Section 4.7                                   Eligible Participant Becomes Employee.

If an Eligible Participant becomes an employee of the Company or any of its Affiliates, such Participant will no longer be eligible to receive DSUs or Dividend Share Units pursuant to the Plan, even though he or she may still be a member of the Board. If a Participant becomes an employee of the Company such Participant’s Termination Date under the Plan will be the date on which the Participant’s employment is terminated (with or without cause) for any reason, in each such cases including by death, disability, retirement or resignation.

ARTICLE 5 — EFFECTS OF ALTERATION OF SHARE UNIT CAPITAL

If there is any change in the outstanding Shares by reason of a distribution payable to Shareholders in Shares or a subdivision, recapitalization, consolidation, combination or exchange of outstanding Shares, or other change affecting the capital structure of the Company, the Board, subject to any prior approval required of any applicable regulatory authority, may make an appropriate substitution or adjustment in the number and kind of DSUs granted under the Plan to preclude a dilution or enlargement of the benefits under the Plan; provided, however, that no substitution or adjustment will obligate the Company to issue fractional DSUs. In the event of a reorganization of the Company or an amalgamation or consolidation of the Company with another corporate entity or trust, the Board may make any provision for the protection of the rights of Eligible Participants and Participants as the Board in its discretion deems appropriate. The determination of the Board, as to any adjustment or as to there being no need for adjustment, will be final and binding on all Participants.

ARTICLE 6 — AMENDMENT AND TERMINATION

(1)                                 Subject to applicable securities laws and if required, of the TSX and any other stock exchange on which the Shares are listed or posted for trading, the Board may in its sole and absolute discretion and from time to time amend, suspend or terminate the Plan in whole or in part, without Shareholder or Participant approval.

(2)                                 Subject to applicable securities laws, the Board may from time to time amend the terms of the Plan and any DSU without Shareholder approval but subject to any required regulatory or other approvals provided that if any such amendment will materially adversely affect the rights of a Participant, the written consent of such Participant to such amendment is obtained unless any such amendment is necessary to comply with Applicable Laws.

(3)                                 If the Plan is terminated, the provisions of the Plan and any applicable administrative guidelines and other rules which are in force at the time of termination, will continue in effect as long as any DSUs, or any right pursuant thereto, remains outstanding. However, notwithstanding the termination of the Plan, the Board may make any amendments to the Plan or any DSU that it would be entitled to make if the Plan was still in effect.

(4)                                 No such amendment to the Plan shall cause the Plan in respect of DSUs to cease to be a plan described in regulation 6801(d) of the Tax Act or any successor to such provision.

ARTICLE 7— CHANGE OF CONTROL

In the event of a potential Change of Control, the Board may make such provision for the protection of the rights of the Participants as the Board in its discretion considers appropriate in the circumstances, including providing for conversion, exchange or replacement DSUs of the continuing entity on similar terms and conditions as provided in the Plan (unless substitution or replacement of the DSUs is deemed impossible or impractical by the Board, in its sole discretion); provided that the Plan continuously meets the requirements of paragraph 6801(d) of the Regulations to the Tax Act, or any successors to such provisions; provided further, for greater certainty, that no Participant shall be entitled to receive payment for, or in respect of, any DSU on or before his or her Termination Date.

ARTICLE 8 — MISCELLANEOUS PROVISIONS

Section 8.1                                   Participation Voluntary.

Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s appointment with the Company.

Section 8.2                                   No Right to Continued Service.

Nothing herein contained will be deemed to give any person the right to be retained, or to continue to be retained, as a director of the Company.

Section 8.3                                   Currency.

Unless otherwise specifically provided, all references to dollars in the Plan are references to Canadian dollars.

Section 8.4                                   Compliance and Restrictions.

(1)                                 The Company’s obligation to issue and deliver Shares under any DSU is subject to: (i) the completion of such registration or other qualification of such Shares or obtaining approval of such regulatory authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (ii) the admission of such Shares to listing on any stock exchange on which such Shares may then be listed; and (iii) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction. The Company shall take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which such Shares are then listed.

(2)                                 The Participant agrees to fully cooperate with the Company in doing all such things, including executing and delivering all such agreements, undertakings or other documents or furnishing all such information as is reasonably necessary to facilitate compliance by the Company with such laws, rule and requirements, including all tax withholding and remittance obligations.

(3)                                 No DSUs will be granted where such grant is restricted pursuant to the terms of any trading policies or other restrictions imposed by the Company.

(4)                                 The Company is not obliged by any provision of the Plan or the grant of any DSU under the Plan to issue or sell Shares if, in the opinion of the Board, such action would constitute a violation by the Company or a Participant of any laws, rules and regulations or any condition of such approvals.

(5)                                 If Shares cannot be issued to a Participant upon the exercise or settlement of a DSU due to legal or regulatory restrictions, the obligation of the Company to issue such Shares will terminate.

(6)                                 Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Participant or any other Person, subject to any required regulatory, shareholder or other approval.

Section 8.5                                   Tax Withholding and Deduction.

(1)                                 Notwithstanding any other provision of the Plan, all distributions, delivery of Shares or payments (including, for greater certainty, payments of Cash Equivalent) to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of such Participant) under the Plan shall be made net of applicable taxes and social security and other source deductions. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then the withholding obligation may be satisfied by (a) having the Participant elect to have the appropriate number of such Shares sold by the Company, the Company’s transfer agent and registrar or any trustee appointed by the Company on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Company, which will in turn remit such amounts to the appropriate governmental authorities, or (b) any other mechanism as may be required or appropriate to conform with local tax and other rules.

(2)                                 Participants will be responsible for (and will indemnify the Company and any Affiliate in respect of) all taxes, social security contributions and other liabilities arising out of or in connection with any DSU or the acquisition, holding or disposal of Shares. If the Company or any Affiliate or the trustee of any Participant benefit trust has any liability to pay or account for any such tax or contribution, it may meet the liability by:

(a)                                 selling Shares to which the Participant becomes entitled on his behalf and using the proceeds to meet the liability;

(b)                                 deducting the amount of the liability from any cash payment due under the Plan;

(c)                                  reducing the number of Shares to which the Participant would otherwise be entitled; and/or

(d)                                 deducting the amount from any payment of salary, bonus or other payment due to the Participant.

Section 8.6                                   Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the DSUs granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of DSUs granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Company and the administrative agent will maintain records showing the number of DSUs granted to each Participant under the Plan.

Section 8.7                                   Reorganization of the Company.

The existence of any DSUs shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 8.8                                   Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 8.9                                   Successors and Assigns.

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the personal legal representatives of a Participant, or any receiver or trustee in bankruptcy or representative of the Company’s or Participant’s creditors.

Section 8.10                            Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

Section 8.11                            No liability.

No member of the Board or of the NGC Committee shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any DSU granted hereunder.

Section 8.12                            Effective Date of the Plan.

The Plan was approved by the Board and shall take effect on •, 2019.